5321 Corporate Boulevard
Baton Rouge, LA 70808

Lamar Advertising Company Announces
Third Quarter Ended September 30, 2021 Operating Results

Three Month Results
•Net revenue was $476.9 million
•Net income was $106.8 million
•Adjusted EBITDA was $230.7 million

Nine Month Results

•Net revenue was $1.29 billion
•Net income was $264.8 million
•Adjusted EBITDA was $596.6 million

Baton Rouge, LA – November 3, 2021 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the third quarter ended September 30, 2021.

"We are very pleased with our third-quarter results and the sustained, robust recovery in the US advertising market," Lamar chief executive Sean Reilly said. "Our 2021 billboard revenue is expected to exceed our 2019 total, while transit is well on its way back to pre-pandemic levels and our logos business continues steady. Our pacings indicate the sales momentum should continue through the end of 2021, so we are raising our guidance for full-year diluted AFFO to $6.35 to $6.50 per share."
Third Quarter Highlights

•Net revenue increased 23.5%
•Adjusted EBITDA margin of 48.4%
•Free cash flow increased 36.6%
•Diluted AFFO per share increased 43.9%

Third Quarter Results
Lamar reported net revenues of $476.9 million for the third quarter of 2021 versus $386.1 million for the third quarter of 2020, a 23.5% increase. Operating income for the third quarter of 2021 increased $27.5 million to $133.3 million as compared to $105.9 million for the same period in 2020. Lamar recognized net income of $106.8 million for the third quarter of 2021 as compared to net income of $62.8 million for same period in 2020, an increase of $44.1 million. Net income per diluted share was $1.05 and $0.62 for the three months ended September 30, 2021 and 2020, respectively.

Adjusted EBITDA for the third quarter of 2021 was $230.7 million versus $170.7 million for the third quarter of 2020, an increase of 35.2%.

Cash flow provided by operating activities was $203.0 million for the three months ended September 30, 2021, an increase of $52.2 million as compared to the same period in 2020. Free cash flow for the third quarter of 2021 was $173.7 million as compared to $127.2 million for the same period in 2020, a 36.6% increase.

For the third quarter of 2021, funds from operations, or FFO, was $187.6 million versus $119.9 million for the same period in 2020, an increase of 56.4%. Adjusted funds from operations, or AFFO, for the third quarter of 2021 was $192.5 million compared to $133.4 million for the same period in 2020, an increase of 44.3%. Diluted AFFO per share increased 43.9% to $1.90 for the three months ended September 30, 2021 as compared to $1.32 for the same period in 2020.

Acquisition-Adjusted Three Months Results
Acquisition-adjusted net revenue for the third quarter of 2021 increased 23.3% over acquisition-adjusted net revenue for the third quarter of 2020. Acquisition-adjusted EBITDA for the third quarter of 2021 increased 33.8% as compared to acquisition-adjusted EBITDA for the third quarter of 2020. Acquisition-adjusted net revenue and acquisition-adjusted EBITDA include adjustments to the 2020 period for acquisitions and divestitures for the same time frame as actually owned in the 2021 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for acquisition-adjusted measures.

Nine Month Results

Lamar reported net revenues of $1.29 billion for the nine months ended September 30, 2021 versus $1.14 billion for the nine months ended September 30, 2020, a 13.4% increase. Operating income for the nine months ended September 30, 2021 increased $102.4 million to $371.2 million as compared to $268.9 million for the same period in 2020. Lamar recognized net income of $264.8 million for the nine months ended September 30, 2021 as compared to net income of $134.7 million for the same period in 2020, an increase of $130.1 million. Net income per diluted share was $2.61 and $1.33 for the nine months ended September 30, 2021 and 2020, respectively.

Adjusted EBITDA for the nine months ended September 30, 2021 was $596.6 million versus $463.7 million for the same period in 2020, an increase of 28.7%.

Cash flow provided by operating activities was $488.2 million for the nine months ended September 30, 2021, an increase of $126.8 million as compared to the same period in 2020. Free cash flow for the nine months ended September 30, 2021 was $444.4 million as compared to $312.4 million for the same period in 2020, a 42.3% increase.

For the nine months ended September 30, 2021, FFO was $459.8 million versus $309.6 million for the same period in 2020, an increase of 48.5%. AFFO for the nine months ended September 30, 2021 was $487.1 million compared to $342.7 million for the same period in 2020, an increase of 42.1%. Diluted AFFO per share increased 41.5% to $4.81 for the nine months ended September 30, 2021 as compared to $3.40 for the same period in 2020.

Liquidity
As of September 30, 2021, Lamar had $823.2 million in total liquidity that consisted of $735.7 million available for borrowing under its revolving senior credit facility and $87.6 million in cash and cash equivalents. There were no amounts outstanding under the Company’s revolving credit facility.

Recent Developments
On September 20, 2021, Lamar’s Board of Directors authorized the extension of the Company’s existing (i) stock repurchase program, which provides for the repurchase of up to $250 million of its Class A common stock and (ii) debt repurchase program, which provides for the repurchase by Lamar Media of up to $250 million in outstanding senior or senior subordinated notes and other indebtedness outstanding from time to time under its senior credit agreement. The repurchase programs, which were previously set to expire on September 30, 2021, have been extended through March 31, 2023. The Company’s management may opt not to make any repurchases under the programs or may make aggregate purchases less than the total amount authorized.

On September 30, 2021, Lamar paid a quarterly cash dividend of $1.00 per common share to its Class A and Class B stockholders, an increase of $0.25 per share over the quarterly cash dividend paid on June 30, 2021.

During the three months ended September 30, 2021, Lamar closed eight acquisitions for a total cash purchase price of $80.4 million, adding over 800 advertising displays. During the nine months ended September 30, 2021, the Company closed 22 acquisitions for a total cash purchase price of $107.6 million, adding approximately 1,500 advertising displays.

On October 20, 2021, Lamar repaid $60.0 million of its outstanding balance under its Accounts Receivable Securitization Program. Currently, the Company has $115.0 million outstanding under the Accounts Receivable Securitization Program. There was $175.0 million in borrowings outstanding under the Accounts Receivable Securitization Program as of September 30, 2021.

Revised Guidance

We are updating our 2021 guidance issued in August 2021 to reflect our expected continued recovery from the COVID-19 pandemic during 2021. We now expect net income per diluted share for fiscal year 2021 to be between $3.75 and $3.85, with diluted AFFO per share between $6.35 and $6.50. See “Supplemental Schedules Unaudited REIT Measures and Reconciliations to GAAP Measures” for reconciliation to GAAP.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the severity and duration of the COVID-19 pandemic and its impact on our business, financial condition and results of operations; (3) the state of the economy and financial markets generally, including the impact caused by the COVID-19 pandemic and the effect of the broader economy on the demand for advertising; (4) the continued popularity of outdoor advertising as an advertising medium; (5) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (6) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (7) the regulation of the outdoor advertising industry by federal, state and local governments; (8) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (9) changes in accounting principles, policies or guidelines; (10) changes in tax laws applicable to REITs or in the interpretation of those laws; (11) our ability to renew expiring contracts at favorable rates; (12) our ability to successfully implement our digital deployment strategy; and (13) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures
The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), free cash flow, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•We define adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, equity in earnings (loss) of investees, stock-based compensation, depreciation and amortization, gain or loss on disposition of assets and investments and capitalized contract fulfillment costs, net.
•Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenues.
•Free cash flow is defined as adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.
•We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.
•We define AFFO as FFO before (i) straight-line revenue and expense; (ii) capitalized contract fulfillment costs, net; (iii) stock-based compensation expense; (iv) non-cash portion of tax provision; (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) non-recurring infrequent or unusual losses (gains); (ix) less maintenance capital expenditures; and (x) an adjustment for unconsolidated affiliates and non-controlling interest.

•Diluted AFFO per share is defined as AFFO divided by weighted average diluted common shares outstanding.
•Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, capitalized contract fulfillment costs, net, depreciation and amortization and loss (gain) on disposition of assets.
•Acquisition-adjusted results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating acquisition-adjusted results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “acquisition-adjusted results”.
•Acquisition-adjusted consolidated expense adjusts our total operating expense to remove the impact of stock-based compensation, depreciation and amortization, capitalized contract fulfillment costs, net and loss (gain) on disposition of assets and investments. The prior period is also adjusted to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.
Adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are not intended to replace other performance measures determined in accordance with GAAP. Free cash flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, free cash flow, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) adjusted EBITDA, FFO, AFFO, diluted AFFO per share and acquisition-adjusted consolidated expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) acquisition-adjusted results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) free cash flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) outdoor operating income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information
A conference call will be held to discuss the Company’s operating results on Wednesday, November 3, 2021 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-777-6991 or 1-800-338-4880
Passcode:	36341506

Replay:	1-334-323-0140 or 1-877-919-4059
Passcode:	55208290
Available through Wednesday, November 10, 2021 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Wednesday, November 10, 2021 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information
Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 352,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with approximately 3,800 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenues	$476,894	$386,110	$1,292,827	$1,140,331
Operating expenses (income)
Direct advertising expenses	147,310	136,309	419,873	418,826
General and administrative expenses	80,245	63,039	223,514	208,651
Corporate expenses	18,653	16,092	52,806	49,171
Stock-based compensation	13,076	4,884	22,540	11,046
Capitalized contract fulfillment costs, net	—	—	(900)	1,036
Depreciation and amortization	84,300	61,237	205,671	187,548
Gain on disposition of assets	(26)	(1,304)	(1,922)	(4,823)
Total operating expense	343,558	280,257	921,582	871,455
Operating income	133,336	105,853	371,245	268,876
Other expense (income)
Loss on extinguishment of debt	—	7,051	21,604	25,235
Interest income	(198)	(248)	(554)	(617)
Interest expense	26,125	35,068	80,638	107,058
Equity in earnings of investee	(1,141)	—	(1,141)	—
	24,786	41,871	100,547	131,676
Income before income tax expense	108,550	63,982	270,698	137,200
Income tax expense	1,712	1,224	5,922	2,520
Net income	106,838	62,758	264,776	134,680
Preferred stock dividends	91	91	273	273
Net income applicable to common stock	$106,747	$62,667	$264,503	$134,407
Earnings per share:
Basic earnings per share	$1.05	$0.62	$2.62	$1.33
Diluted earnings per share	$1.05	$0.62	$2.61	$1.33
Weighted average common shares outstanding:
Basic	101,195,158	100,812,570	101,097,124	100,722,859
Diluted	101,401,754	100,924,981	101,298,444	100,860,870
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$230,686	$170,670	$596,634	$463,683
Interest, net	(24,484)	(33,231)	(75,679)	(101,974)
Current tax expense	(2,277)	(1,781)	(4,744)	(4,390)
Preferred stock dividends	(91)	(91)	(273)	(273)
Total capital expenditures	(30,097)	(8,359)	(71,513)	(44,633)
Free cash flow	$173,737	$127,208	$444,425	$312,413

SUPPLEMENTAL SCHEDULES
SELECTED BALANCE SHEET AND CASH FLOW DATA
(IN THOUSANDS)

	September 30, 2021	December 31, 2020
Selected Balance Sheet Data:
Cash and cash equivalents	$87,569	$121,569
Working capital deficit	$(236,123)	$(167,302)
Total assets	$5,818,687	$5,791,441
Total debt, net of deferred financing costs (including current maturities)	$2,837,381	$2,886,516
Total stockholders’ equity	$1,241,796	$1,202,768

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Selected Cash Flow Data:
Cash flows provided by operating activities	$202,977	$150,780	$488,234	$361,457
Cash flows used in investing activities	$138,568	$10,004	$203,238	$67,681
Cash flows used in financing activities	$45,496	$249,361	$319,139	$251,264

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$202,977	$150,780	$488,234	$361,457
Changes in operating assets and liabilities	2,413	(14,011)	31,588	4,268
Total capital expenditures	(30,097)	(8,359)	(71,513)	(44,633)
Preferred stock dividends	(91)	(91)	(273)	(273)
Capitalized contract fulfillment costs, net	—	—	(900)	1,036
Other	(1,465)	(1,111)	(2,711)	(9,442)
Free cash flow	$173,737	$127,208	$444,425	$312,413

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$106,838	$62,758	$264,776	$134,680
Loss on extinguishment of debt	—	7,051	21,604	25,235
Interest income	(198)	(248)	(554)	(617)
Interest expense	26,125	35,068	80,638	107,058
Equity in earnings of investee	(1,141)	—	(1,141)	—
Income tax expense	1,712	1,224	5,922	2,520
Operating income	133,336	105,853	371,245	268,876
Stock-based compensation	13,076	4,884	22,540	11,046
Capitalized contract fulfillment costs, net	—	—	(900)	1,036
Depreciation and amortization	84,300	61,237	205,671	187,548
Gain on disposition of assets	(26)	(1,304)	(1,922)	(4,823)
Adjusted EBITDA	$230,686	$170,670	$596,634	$463,683

Capital expenditure detail by category:
Billboards - traditional	$5,706	$678	$13,077	$8,701
Billboards - digital	15,140	2,620	37,841	19,422
Logo	2,898	1,853	7,465	5,398
Transit	564	817	1,774	2,672
Land and buildings	2,871	1,210	5,233	3,468
Operating equipment	2,918	1,181	6,123	4,972
Total capital expenditures	$30,097	$8,359	$71,513	$44,633

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results(a):
Net revenue	$476,894	$386,110	23.5%	$1,292,827	$1,140,331	13.4%
Acquisitions and divestitures	—	771		—	(3,958)
Acquisition-adjusted net revenue	$476,894	$386,881	23.3%	$1,292,827	$1,136,373	13.8%
Reported direct advertising and G&A expenses(b)	$227,555	$199,348	14.1%	$643,387	$627,477	2.5%
Acquisitions and divestitures	—	(929)		—	(5,710)
Acquisition-adjusted direct advertising and G&A expenses	$227,555	$198,419	14.7%	$643,387	$621,767	3.5%
Outdoor operating income	$249,339	$186,762	33.5%	$649,440	$512,854	26.6%
Acquisition and divestitures	—	1,700		—	1,752
Acquisition-adjusted outdoor operating income	$249,339	$188,462	32.3%	$649,440	$514,606	26.2%
Reported corporate expense	$18,653	$16,092	15.9%	$52,806	$49,171	7.4%
Acquisitions and divestitures	—	—		—	—
Acquisition-adjusted corporate expenses	$18,653	$16,092	15.9%	$52,806	$49,171	7.4%
Adjusted EBITDA	$230,686	$170,670	35.2%	$596,634	$463,683	28.7%
Acquisitions and divestitures	—	1,700		—	1,752
Acquisition-adjusted EBITDA	$230,686	$172,370	33.8%	$596,634	$465,435	28.2%

(a)    Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2020 for acquisitions and divestitures for the same time frame as actually owned in 2021.
(b)    Does not include income of $900 for the nine months ended September 30, 2021 and expense of $1,036 for the nine months ended September 30, 2020, related to capitalization contract fulfillment costs, net.

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Reconciliation of Net Income to Outdoor Operating Income:
Net income	$106,838	$62,758	70.2%	$264,776	$134,680	96.6%
Loss on extinguishment of debt	—	7,051		21,604	25,235
Interest expense, net	25,927	34,820		80,084	106,441
Equity in earnings of investee	(1,141)	—		(1,141)	—
Income tax expense	1,712	1,224		5,922	2,520
Operating income	133,336	105,853	26.0%	371,245	268,876	38.1%
Corporate expenses	18,653	16,092		52,806	49,171
Stock-based compensation	13,076	4,884		22,540	11,046
Capitalized contract fulfillment costs, net	—	—		(900)	1,036
Depreciation and amortization	84,300	61,237		205,671	187,548
Gain on disposition of assets	(26)	(1,304)		(1,922)	(4,823)
Outdoor operating income	$249,339	$186,762	33.5%	$649,440	$512,854	26.6%

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Reconciliation of Total Operating Expense to Acquisition-Adjusted Consolidated Expense:
Total operating expense	$343,558	$280,257	22.6%	$921,582	$871,455	5.8%
Gain on disposition of assets	26	1,304		1,922	4,823
Depreciation and amortization	(84,300)	(61,237)		(205,671)	(187,548)
Capitalized contract fulfillment costs, net	—	—		900	(1,036)
Stock-based compensation	(13,076)	(4,884)		(22,540)	(11,046)
Acquisitions and divestitures	—	(929)		—	(5,710)
Acquisition-adjusted consolidated expense	$246,208	$214,511	14.8%	$696,193	$670,938	3.8%

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Adjusted Funds from Operations:
Net income	$106,838	$62,758	$264,776	$134,680
Depreciation and amortization related to real estate	81,580	58,431	197,395	178,884
Gain from disposition of real estate assets	83	(1,324)	(1,712)	(4,422)
Adjustment for unconsolidated affiliates and non-controlling interest	(903)	67	(618)	456
Funds from operations	$187,598	$119,932	$459,841	$309,598
Straight-line expense	466	882	2,195	2,615
Capitalized contract fulfillment costs, net	—	—	(900)	1,036
Stock-based compensation expense	13,076	4,884	22,540	11,046
Non-cash portion of tax provision	(565)	(557)	1,178	(1,870)
Non-real estate related depreciation and amortization	2,720	2,806	8,276	8,664
Amortization of deferred financing costs	1,443	1,589	4,405	4,467
Loss on extinguishment of debt	—	7,051	21,604	25,235
Capitalized expenditures-maintenance	(13,094)	(3,124)	(32,697)	(17,616)
Adjustment for unconsolidated affiliates and non-controlling interest	903	(67)	618	(456)
Adjusted funds from operations	$192,547	$133,396	$487,060	$342,719
Divided by weighted average diluted common shares outstanding	101,401,754	100,924,981	101,298,444	100,860,870
Diluted AFFO per share	$1.90	$1.32	$4.81	$3.40

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Revised projected 2021 Adjusted Funds From Operations:

	Year ended December 31, 2021
	Low	High
Net income	$380,550	$390,550
Depreciation and amortization related to real estate	253,000	253,000
Gain from disposition of real estate assets and investments	(6,000)	(6,000)
Adjustment for unconsolidated affiliates and non-controlling interest	(2,500)	(2,500)
Funds From Operations	$625,050	$635,050
Straight-line expense	3,000	3,000
Capitalized contract fulfillment costs, net	(900)	(900)
Stock-based compensation expense	30,000	35,000
Non-cash portion of tax provision	750	750
Non-real estate related depreciation and amortization	12,000	12,000
Amortization of deferred financing costs	6,000	6,000
Loss on extinguishment of debt	21,600	21,600
Capitalized expenditures—maintenance	(55,000)	(55,000)
Adjustment for unconsolidated affiliates and non-controlling interest	2,500	2,500
Adjusted Funds From Operations	$645,000	$660,000
Weighted average diluted shares outstanding	101,500,000	101,500,000
Diluted earnings per share	$3.75	$3.85
Diluted AFFO per share	$6.35	$6.50

The guidance provided above is based on a number of assumptions that management believes to be reasonable and reflects our expectations as of November 2021. Actual results may differ materially from these estimates as a result of various factors, and we refer to the cautionary language regarding “forward-looking statements” included in the press release when considering this information.